SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549




                                      Form 8-K




                                   CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





      Date of Report (Date of earliest event reported) December 9, 1994




                                  PSI ENERGY, INC.
           (Exact name of registrant as specified in its charter)






          Indiana                       1-3543                 35-0594457
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)         Identification No.)


           1000 East Main Street, Plainfield, Indiana  46168
          (Address of principal executive offices) (Zip code)




    Registrant's telephone number, including area code (317) 839-9611


                                      FORM 8-K

                                  TABLE OF CONTENTS



 Item                                                                   Page
Number                                                                 Number

  1.         Changes in Control of Registrant . . . . . . . . .          3

  2.         Acquisition or Disposition of Assets . . . . . . .          3

  3.         Bankruptcy or Receivership . . . . . . . . . . . .          3

  4.         Changes in Registrant's Certifying Accountant  . .          3

  5.         Other Events . . . . . . . . . . . . . . . . . . .          3

  6.         Resignations of Registrant's Directors . . . . . .          5

  7.         Financial Statements and Exhibits  . . . . . . . .          5

  8.         Change in Fiscal Year. . . . . . . . . . . . . . .          5

             Signatures . . . . . . . . . . . . . . . . . . . .          6


      None

2.    Acquisition or Disposition of Assets

      None

3.    Bankruptcy or Receivership

      None

4.    Changes in Registrant's Certifying Accountant

      None

5.    Other Events

      On December 9, 1994, PSI Energy, Inc. (PSI), a wholly-owned subsidiary of CINergy Corp. (CINergy), the Office of the Utility Consumer Counselor, Citizens Action Coalition of Indiana, Inc., and the PSI-Industrial Group entered into a settlement agreement concerning PSI's petition for a $93 million retail rate increase ($103 million including ratebase treatment of certain projects while under construction) and PSI's previously filed plan for the allocation of its portion of merger savings between PSI's customers and CINergy's shareholders. The settlement agreement is subject to the approval of the Indiana Utility Regulatory Commission (IURC) in its entirety without any change or condition that is unacceptable to any party to the settlement agreement. No assurance can be given that the IURC will approve the settlement agreement. Significant provisions of the settlement agreement include:

      . A retail rate increase of $33.1 million, excluding reductions for customer credits for non-fuel, operation and maintenance expense merger savings (Non-Fuel Merger Savings) and exclusive of increases for ratemaking related to construction work in progress, both of which are discussed below. The increase includes the recovery of the costs of postretirement benefits other than pensions on an accrual basis and, as further discussed herein, the recovery of demand-side management (DSM) expenditures and the adoption of lower depreciation rates. This rate increase reflects an 11.9% return on common equity with an 8.23% overall rate of return on net original cost plant. The settling parties have agreed to support an effective date of February 1, 1995, for the rate increase.

      . A mechanism to allocate PSI's share of net merger savings through December 31, 1997, between PSI's customers and CINergy's shareholders. In essence, the mechanism guarantees PSI's customers 50% of PSI's portion of the projected net, Non-Fuel Merger Savings. PSI's customers will receive these merger savings via credits to base rates of $4.4 million in 1995, an additional $2.2 million in 1996, and an additional $2.4 million in 1997. After 1997, the accumulated credits shall continue until the effective date of an order in a PSI merger savings allows PSI to recover its portion of transaction costs (currently estimated at $27 million) and costs to achieve merger savings (currently estimated at $21 million) over a 10-year period commencing October 1, 1994. PSI will have to achieve these levels of merger savings in order to realize the 11.9% return on equity.

         The settlement agreement provides PSI with a financial incentive for PSI to achieve, or exceed, merger savings projections and enhance operating efficiencies by allowing PSI to earn up to a 13.25% return on common equity until the effective date of an order in PSI's next retail rate proceeding. PSI's next retail rate proceeding is currently pending before the IURC, and PSI expects an order in this proceeding by early 1996. Upon the effective date of an order in the next retail rate proceeding, the settlement agreement provides PSI an opportunity to earn an additional 100 basis points above the common equity return to be granted by the IURC in such rate proceeding until December 31, 1997. In return for the agreed upon sharing mechanism, PSI will withdraw its previously filed "performance efficiency plan" which would have provided for the sharing of merger savings with shareholders. Any mechanism for sharing of merger savings after December 31, 1997, will be determined in subsequent regulatory proceedings.

      . Recovery of DSM expenditures deferred through July 1993 ($35 million), together with carrying costs, over a five-year period commencing with the effective date of new rates in the order approving the settlement. Deferred DSM expenditures as of the effective date of an IURC order approving the settlement agreement, which are not included for recovery in the settlement agreement, will continue to be deferred, with carrying costs, for recovery in subsequent rate proceedings. In addition, base rates would include $23 million on an annual basis for DSM expenditures. Future deferral of DSM expenditures will be the amount by which actual expenditures exceed the base level of $23 million. If DSM expenditures in any calendar year are less than the $23 million in base rates, the unamortized balance of deferred DSM expenditures would be reduced by such difference.

      . Ratemaking and accounting mechanisms to address regulatory lag. The settlement agreement provides for the inclusion of capital costs associated with environmental compliance projects and the applicable portion of PSI's Wabash River Clean Coal project in rate base while the projects are under construction, thus allowing PSI to earn a cash return on these costs prior to the projects' in-service dates. In addition, the agreement includes provisions for the deferral of certain operating costs associated with the Wabash River Clean Coal project, together with the debt component of carrying costs, and continued accrual of the debt component of carrying costs and deferral of depreciation expense on two major projects for subsequent recovery in PSI's next retail rate proceeding.

      . The adoption of lower depreciation rates, to be effective with the IURC's orders in this settlement and PSI's next retail rate expense by approximately $24 million from the level included in PSI's initial request.

      . The agreement to a procedural schedule in connection with PSI's request filed in July 1994 for a retail rate increase, primarily to recover the costs of the Gibson Unit No. 4 scrubber and the Wabash River Clean Coal project, both of which were previously approved by the IURC. Final action on this rate request is not expected until early 1996.

      By entering into the settlement, the company was able to:

      . resolve a major uncertainty as to the ultimate level and timing of the rate increase;

      . substantially mitigate the risks of not being able to achieve its allowed return on common equity due to the earnings attrition resulting from the completion of two major construction projects within a nine-month period; and

      . timely provide a realistic opportunity to retain a portion of the merger savings for shareholders.

      The above description of the settlement agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such settlement agreement attached hereto as Exhibit 10-a.

6.    Resignations of Registrant's Directors

      None

7.    Financial Statements and Exhibits

      Exhibits

      10-a   Settlement Agreement (Excluding Attachments A and C)

8.    Change in Fiscal Year

      None



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 PSI Energy, Inc.



Date:  December 9, 1994



                                        By:      Charles J. Winger
                                              Comptroller and Principal
                                                 Accounting Officer